Exhibit 10.16

TRADEMARK SECURITY AGREEMENT

Trademark Security Agreement, dated as of June 14, 2006 (as amended, restated or otherwise modified, the “Trademark Security Agreement”), between each of VANGUARD CAR RENTAL USA HOLDINGS INC., a Delaware corporation, and each of the other signatories hereto (together with any other entity that may become a party hereto as provided herein) (collectively, the “Grantors”) and GOLDMAN SACHS CREDIT PARTNERS L.P., in its capacity as administrative agent for the Secured Parties (together with successors and assigns in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Grantors are party to a Guarantee and Collateral Agreement dated as of June 14, 2006 (the “Guarantee and Collateral Agreement”) among each of the Grantors and the other grantors party thereto and in favor of the Administrative Agent pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Credit Agreement, the Grantors hereby agree with the Administrative Agent, as follows:

SECTION 1.           Defined Terms.  Unless otherwise defined herein, terms defined in the Guarantee and Collateral Agreement and used herein have the meaning given to them in the Guarantee and Collateral Agreement.

SECTION 2.           Grant of Security Interest in Trademark Collateral.  Each Grantor hereby pledges and grants to Administrative Agent for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created, registered or acquired (collectively, the “Trademark Collateral”):

(a)  (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, service marks, Internet domain names, logos, slogans and other source or business identifiers (and all translations, adaptations, derivations and combinations of the foregoing), and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, union of countries, or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule I (as such schedule may be amended or supplemented from time to time), and (ii) the right to obtain all renewals thereof (collectively, “Trademarks”) and with respect to any of the foregoing, (iii) all rights to sue at law or in equity for any past, present or future infringement or other impairment thereof, (iv) the right to receive all proceeds and damages therefrom, including licenses, royalties, income, payments, claims, damages, and proceeds of suit, and (v) all common law and other rights throughout the world in and to all of the foregoing; and

(b)  any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule I (collectively, “Trademark Licenses”).

SECTION 3.           Security Agreement.  The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement and Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall control.

SECTION 4.           Recordation.  Each Grantor authorizes the recordation of this agreement with the United States Patent and Trademark Office and any other applicable registry.

SECTION 5.           Applicable Law.  This Trademark Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

SECTION 6.           Counterparts.  This Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

VANGUARD CAR RENTAL USA HOLDINGS INC.

By:	/s/ Gerard J. Kennell
Name: Gerard J. Kennell
Title: Senior Vice President & Treasurer

ACKNOWLEDGMENT OF GRANTOR

STATE OF Oklahoma)
	)	ss.
COUNTY OF Tulsa	)

On this ___ day of June 14, 2006 before me personally appeared ____Gerard J. Kennell__proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of the Grantor, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

/s/ Darlene E. Hodge
Notary Public

{seal}

Accepted and Agreed:

GOLDMAN SACHS CREDIT PARTNERS L.P.
as Administrative Agent

By:	/s/ William W. Archer
Name: William W. Archer
Title: Managing Director